UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2023

RADIANT LOGISTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35392	04-3625550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Triton Towers Two 700 S. Renton Village Place Seventh Floor
Renton, Washington		98057
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 425 462-1094

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	RLGT	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Credit Facility

As previously reported in a Current Report on Form 8-K filed August 11, 2022, Radiant Logistics, Inc. (the “Company,” “we” or “us”) and Radiant Global Logistics, Inc. (“RGLI”) entered into a USD$200.0 million syndicated, revolving credit facility (the “Credit Facility”) pursuant to a Credit Agreement dated as of August 5, 2022 (the “Original Credit Agreement”). The Original Credit Facility was entered into with Bank of America, N.A. and BMO Capital Markets Corp. as joint book runners and joint lead arrangers, Bank of America, N.A. as Administrative Agent, Swingline Lender and Letter of Credit Issuer, Bank of Montreal as syndication agent, KeyBank National Association and MUFG Union Bank, N.A. as co-documentation agents and Bank of America, N. A., Bank of Montreal, Keybank National Association, MFUG Union Bank, N.A. and Washington Federal Bank, National Association as lenders (such named lenders are collectively referred to herein as “Lenders”).

On September 27, 2023, the Company and the Lenders entered into the First Amendment to Credit Agreement and Consent (the “First Amendment”). The First Amendment amends the Original Credit Agreement (the Original Credit Agreement as amended by the First Amendment shall be referred to as the “Amended Credit Agreement”) for the principal purpose of permitting the Company to borrow up to $50,000,000 in Canadian Dollars. The First Amendment elevated Radiant Global Logistics (Canada) Inc. from a Guarantor to a Borrower under the Credit Facility. In addition, the First Amendment divided the $200,000,000 facility into two tranches: a) a $150,000,000 tranche which will be loaned exclusively in United States Dollars (“Tranche A”); and b) a $50,000,000 tranche that may be loaned in either United States Dollars or an Alternative Currency (“Tranche B”). Alternative Currency means Canadian Dollars or any other currency approved by the Lenders in the future in accordance with the terms of Amended Credit Agreement. All of the Lenders are lenders under Tranche A and all of the Lenders other than Washington Federal Bank, National Association are lenders under Tranche B. The interest rates applicable to United Stated Dollars borrowings under Tranche A or Tranche B remain unchanged. Borrowings of Canadian Dollars under Tranche B accrue interest (at the Company’s option), at a) Term Canadian Overnight Repo Rate Average (“CORRA”) plus (i) 0.29547% for loans with an Interest Period of one-month or 0.32138% for loans with an Interest Period of three-months, plus (ii) 1.40% to 2.40% as adjusted depending on the Company’s Consolidated Net Leverage Ratio and b) Daily Simple CORRA plus (i) 0.29547%, plus (ii) 1.40% to 2.40% as adjusted depending on the Company’s Consolidated Net Leverage Ratio.

The foregoing description of the Amended Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Credit Agreement, a copy of which is filed herewith as Exhibit 10.1, and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

No.	Description

10.1

First Amendment to Credit Agreement and Consent, dated September 27, 2023, by and among Radiant Logistics, Inc., Radiant Global Logistics, Inc. and Radiant Global Logistics (Canada) Inc., as the Borrowers, the subsidiaries of the Borrowers, and Bank of America, N.A., Bank of Montreal, Keybank National Association, U.S. Bank National Association (successor to MUFG Union Bank, N.A.), the Lenders, Bank of America, N.A. and BMO Capital Markets Corp.

104	Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Radiant Logistics, Inc.

Date:	October 3, 2023	By:	/s/ Todd Macomber
Todd Macomber Senior Vice President and Chief Financial Officer